Exhibit 99.1

February 28, 2012

Dear Investor:

As we have discussed in recent communications, Cornerstone Realty Fund, LLC (the “Fund”) is entering its final disposition phase. This is when an investment program sells or otherwise disposes of its assets and winds down the fund. Only one property remains in our current portfolio, and as stated previously, it is our intention to complete the disposition of this property as soon as practicable to distribute net proceeds to you. We expect that process to be completed this calendar year. As part of that process, our managing member is transferring our remaining assets to a liquidating trust, which, as we noted in our definitive proxy statement dated April 1, 2011, is a money saving alternative that we believe to be in the best interests of the Fund’s investors.

Liquidating Trust. The expenses associated with operating a public company are very high and therefore detract from distributable proceeds and returns we can make to investors. Since we have sold the bulk of our assets this effect is made more severe. The transfer of our assets into a liquidating trust will eliminate significant expenses and reporting requirements and therefore advance the interests of our investors. Cutting expenses and maximizing investor returns is a primary focus in this disposition phase. Please be assured that this transfer will not result in any change to your basis or percentage ownership in the Fund, and further we do not anticipate any differences in taxation and tax reporting under the new structure, as is discussed in greater detail below.

Establishment and Operation of the Trust. In accordance with a Plan of Liquidation and Dissolution (the “Plan”) approved by the Fund’s investors on May 29, 2011, the Fund has entered into a liquidating trust agreement (the “Trust Agreement”) as of February 27, 2012 (the “Effective Date”) for the purpose of winding up its affairs and liquidating its assets. Concurrently with the execution of the Trust Agreement, the Fund transferred its remaining assets to the Cornerstone Realty Fund Liquidating Trust (the “Liquidating Trust”). The Liquidating Trust also assumed the Fund’s remaining liabilities. As mentioned above, this action is expected to enable the Fund to reduce costs associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust, preserving capital throughout our disposition phase for the benefit of our investors.

Under the terms of the Trust Agreement, each holder of limited liability company units of the Fund on the Effective Date (each, a “beneficiary”) automatically became the holder of the same number of units of beneficial interest in the Liquidating Trust. Investors of the Fund are not required to take any action to receive beneficial interests in the Liquidating Trust. Just as was the case for Fund unit holders, the rights of beneficiaries will not be represented by any form of certificate or other instrument. Rather, the Liquidating Trust’s managing trustee will maintain a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust. Except for certain transfers by will, intestate succession or operation of law, or from a qualified account to a non-qualified account if necessary to allow holders of beneficial interests to comply with certain IRA required minimum distribution requirements under the Internal Revenue Code, if applicable, beneficial interests in the Liquidating Trust are not transferable, and beneficiaries do not have authority or power to sell or in any other manner dispose of their beneficial interests.

February 28, 2012

The managing trustee of the Liquidating Trust is Cornerstone Industrial Properties, LLC, previously the Fund’s managing member. Successor trustees may be appointed to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement. It is expected that from time to time the Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust. No assurances can be given as to the amount or timing of any future distributions by the Liquidating Trust at this time.

As part of our efforts to maximize distributable cash returns to our investors, investor communications will generally now come only in connection with the aforementioned special distributions as our assets are sold. Filings by the Liquidating Trust with the Securities and Exchange Commission (the “SEC”) will be available without charge at www.sec.gov.

Tax Treatment. As mentioned above, we do not anticipate any differences in taxation and tax reporting under the new structure. Like the Fund, the Liquidating Trust is intending to be classified as a partnership for federal income tax purposes, and therefore income, gains, losses, deductions and credits (if any) realized by the Liquidating Trust will be allocated among the beneficiaries for federal tax purposes in the same manner as previously allocated by the Fund. Further, with the transfer of all of the Fund’s remaining assets to the Liquidating Trust and the assumption by the Liquidating Trust of all of the Fund’s remaining liabilities, it is contemplated that there will be no change to the adjusted basis of any beneficiary’s interest in the Liquidating Trust and the beneficiaries will each have an adjusted basis with respect to such beneficiary’s beneficial interest in the Liquidating Trust equal to the adjusted basis of such beneficiary’s limited liability company interest in the Fund immediately prior to the Effective Date. On a yearly basis, the managing trustee will cause the Liquidating Trust to continue to issue a schedule K-1 to each beneficiary. There can be no assurance that the Liquidating Trust will be treated as a partnership for federal income tax purposes. We will advise you if we learn that the tax treatment of the Liquidating Trust is other than as described herein.

The state and local tax consequences of the transfer of assets to the Liquidating Trust may be different from the federal income tax consequences of such transfer. In addition, any items of income, gain, loss, deduction or credit of the Liquidating Trust, and any distribution made by the Liquidating Trust, may be treated differently for state and local tax purposes than for federal income tax purposes.

The tax summary in this letter is for general informational purposes only and does not address all possible tax considerations that may be material to a beneficiary of the Liquidating Trust and does not constitute legal or tax advice. Moreover, it does not deal with all tax aspects that might be relevant to a holder of beneficiary interests of the Liquidating Trust, in light of such holder’s personal circumstances, nor does it deal with particular types of investors that are subject to special treatment under the federal income tax laws. To ensure compliance with requirements imposed by the Internal Revenue Service, any tax information contained in this press release is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

Beneficiaries of the Liquidating Trust are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and any distributions by, the Liquidating Trust.

February 28, 2012

Additional Information. For additional information regarding the Fund’s Plan of Liquidation and the Liquidating Trust, please see the current report on Form 8-K that the Liquidating Trust has filed with the SEC on February 27, 2012. The SEC maintains a website at www.sec.gov, which contains copies of this report. If you have any questions or require additional information, an investment services representative is available to assist you at (877) 805-3333 or email at InvestorRelations@crefunds.com.

We appreciate your continued support in our efforts as we strive to continue to perform in the current challenging market.

Very truly yours,

Terry G. Roussel

Chief Executive Officer of Cornerstone Ventures, Inc.
Manager of Cornerstone Industrial Properties, LLC

Cornerstone Real Estate Funds is the brand/logo associated with Cornerstone Ventures, Inc. (CVI).

cc: Financial Advisor

This letter contains forward-looking statements relating to the business and financial outlook of Cornerstone Realty Fund, LLC and the liquidating trust that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this letter, including the following: (i) if the parties are unable to amend their sale agreement, or if the sale of Zenith Business Centre does not otherwise close, our liquidating distributions may be delayed or reduced, (ii) if our liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed or reduced, and (iii) Unitholders could be liable to the extent of liquidating distributions received if contingent reserves are insufficient to satisfy our liabilities. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Cornerstone Realty Fund, LLC • 1920 Main Street, Suite 400 • Irvine, California 92614

Toll-free (877) 805-3333 • Local (949) 852-1007 • www.CREfunds.com